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SHOP VAC CORPORATION
EXHIBIT 21.1
SUBSIDIARIES OF SHOP VAC CORPORATION


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
SUBSIDIARY NAME                                    JURISDICTION INCORPORATED
---------------                                    -------------------------
FELCHAR MANUFACTURING CORPORATION                           NEW YORK
MOSTARE MANUFACTURING CORPORATION                           ARKANSAS
SHOP VAC AUSTRALIA PTY LTD.                                AUSTRALIA
SHOP VAC INTERNATIONAL, INC.                                DELAWARE
SHOP VAC MEXICO SA DE CV                                     MEXICO
SHOP VAC OF CANADA LTD                                      ONTARIO
SHOP VAC PROPERTIES INTERNATIONAL LTD                       DELAWARE
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